Exhibit 1.1
$400,000,000
Carrizo Oil & Gas, Inc.
8.625% Senior Unsecured Notes due 2018
Fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors
PURCHASE AGREEMENT
October 28, 2010
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
RBC Capital Markets Corporation
   As Representatives of the Several Purchasers,
     c/o Credit Suisse Securities (USA) LLC,
          Eleven Madison Avenue,
               New York, N.Y. 10010-3629
Ladies and Gentlemen:
     1. Introductory. Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$400,000,000 principal amount of its 8.625% Senior Unsecured Notes due 2018 (the “Initial Notes”) to be issued under a Senior Indenture, dated as of May 28, 2008 (the “Base Indenture”) and as supplemented by the Fourth Supplemental Indenture thereto dated as of the Closing Date (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee. The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by Bandelier Pipeline Holding, LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo Marcellus Holding Inc., CCBM, Inc., Chama Pipeline Holding LLC, CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC, each a Delaware limited liability company or corporation (the “Guarantors” and such guarantees, the “Initial Guarantees” and the Initial Guarantees, together with the Initial Notes, the “Offered Securities”).
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantors, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and RBC Capital Markets Corporation (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors shall agree to file a registration statement with the Commission registering (a) the exchange of the Initial Notes for debt securities with identical terms as the Initial Notes (the “Exchange Notes”) and of the Initial Guarantees for guarantees with identical terms as the Initial Guarantees (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”) that will be registered under the Securities Act (the “Exchange Offer”) or (b) under certain circumstances, the resale of the Offered Securities under the Securities Act.

     Each of the Company and each Guarantor hereby agrees with the several Purchasers as follows:
     2. Representations and Warranties of the Company and each Guarantor. Each of the Company and each Guarantor jointly and severally represents and warrants to, and agrees with, the several Purchasers that as of the date hereof:
     (a) Offering Memoranda; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.
     For purposes of this Agreement:
     “Applicable Time” means 12:45 pm (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning set forth in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication specified in Schedule B hereto and the other information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Final Offering Memorandum” means the final offering memorandum, relating to the Offered Securities to be offered by the Purchasers, that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement), including the documents incorporated by reference therein.
     “Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.
     “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.
     “Preliminary Offering Memorandum” means the preliminary offering memorandum, dated October 25, 2010, relating to the Offered Securities to be offered by the Purchasers, including the documents incorporated by reference therein.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Subsidiary” has the meaning set forth in Rule 405.
     Unless otherwise specified, a reference to a “Rule” or a “Regulation” is to the indicated rule or regulation under the Securities Act.
     (b) Disclosure. As of the date hereof and the Closing Date (as defined below), the Final Offering Memorandum does not and, as supplemented or amended through the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any Issuer Free Writing Communication, when read together with the Disclosure Package, does not and, at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in the Offering Memorandum, the Disclosure Package or any Free Writing Communication in reliance upon and in conformity with information relating to the Purchasers furnished to the Company in writing by the Representatives expressly for use in the Offering Memorandum, the Disclosure Package or any Free Writing Communication, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof; provided, further, that the Company makes no representation and warranty with respect to any statements or omissions made in any Free Writing Communication prepared by, or on behalf of, or used by an offering participant other than the Company (an “Offering Participant Free Writing Communication”). Each Free Writing Communication, as of its issue date and at all subsequent times through the completion of the offering and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, including any document incorporated by reference therein, that has not been superseded or modified. The information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to the Indenture and in accordance with Rule 144A(d)(4) (the “Additional Issuer Information”) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Memorandum or the Final Offering Memorandum based upon written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Documents Incorporated by Reference. No documents incorporated by reference in the Final Offering Memorandum, when read together with the other information in the Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Final Offering Memorandum or the Disclosure Package will not, when read together with the other information in the Disclosure Package, when such documents are filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (d) Good Standing of the Company and the Guarantors. The Company, each of the Guarantors and each of their respective subsidiaries listed in Schedule C hereto, which list includes all “significant subsidiaries” as defined in Rule 405, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company, each of the Guarantors and each of their respective Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, the Guarantors and their respective Subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company and the Guarantors’ knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Other than the Subsidiaries and as disclosed in the Final Offering Memorandum and the Disclosure Package,

neither the Company nor any Guarantor owns, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.
     (e) Indenture; Offered Securities. The Indenture has been duly authorized by the Company and each Guarantor, and when the Indenture is executed and delivered by the Company and each Guarantor, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Initial Notes have been duly authorized by the Company, and when the Initial Notes are duly executed, authenticated, issued, delivered and paid for pursuant to the Indenture and this Agreement on the Closing Date, such Initial Notes will have been duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Initial Guarantees have been duly authorized by each Guarantor and when the Initial Notes and the Initial Guarantees are duly executed, authenticated, issued, delivered and paid for pursuant to the Indenture and this Agreement on the Closing Date, such Initial Guarantees Notes will have been duly and validly issued and outstanding and will constitute legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (f) Accurate Disclosure. The Offered Securities will conform in all material respects to the information in the Disclosure Package and to the description of such Offered Securities contained in the Final Offering Memorandum. The statements in the Disclosure Package and the Final Offering Memorandum under the headings “Description of the Notes” and “Material U.S. Federal Income and Estate Tax Considerations,” insofar as such statements summarize legal matters, agreements, document or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (g) Exchange Securities. On the Closing Date, the Exchange Notes will have been duly authorized by the Company; and when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Exchange Guarantees will have been duly authorized by each Guarantor; and when the Exchange Notes and the Exchange Guarantees are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Guarantees will constitute legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (h) No Preemptive Rights. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any of the Offered Securities or any such rights pursuant to any provision of the charter, bylaws, certificate of formation, limited liability company agreement, or constitutive documents, as applicable (the “Organizational Documents”), of the Company or any of the Guarantors or any agreement or instrument to or by which the Company or any of the Guarantors is a party or bound.
     (i) No Finder’s Fee. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.
     (j) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and the Guarantors and will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (k) Absence of Further Requirements. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated, required to be obtained or performed by the Company and the Guarantors has been obtained or made and is in full force and effect, except as would not have a Material Adverse Effect and except for the filing of the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement, and except for those that have been made or obtained, or will be made or obtained, under the Securities Act, the Trust Indenture Act and the Rules and Regulations or as may be required under state securities or “blue sky” laws or by the Nasdaq Stock Market in connection with the sale of the Securities and except for any Form 8-K filing.
     (l) Title to Property. Except as disclosed in the Final Offering Memorandum and the Disclosure Package, the Company, the Guarantors and each of their respective Subsidiaries have (i) defensible title to all their interests in the oil and gas properties described in the Final Offering Memorandum and the Disclosure Package as being owned or leased by them, title investigations having been carried out by the Company or the Guarantors in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Final Offering Memorandum and the Disclosure Package as being owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) such as would not have a Material Adverse Effect, (B) security interests securing loans under the Company’s senior secured revolving credit facility, (C) royalties, overriding royalties and other similar burdens under oil and gas leases, (D) easements, restrictions, rights-of-way and other matters that commonly affect oil and gas properties and (E) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farm-out agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property held under lease by the Company, the Guarantors and each of their respective Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not have a Material Adverse Effect.
     (m) Absence of Defaults and Conflicts Resulting from Transaction. Neither the execution, delivery and performance of this Agreement, the Indenture or the Registration Rights Agreement, nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company and the Guarantors of the Offered Securities and Guarantees), will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Guarantors or their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which the Company, the Guarantors or their respective Subsidiaries or any of their properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company, the Guarantors or any of their respective Subsidiaries or violate any provision of the Organizational Documents of the Company, the Guarantors or any of their respective Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect and except as would not have a Material Adverse Effect and assuming the closing of the sale of the Offered Securities as contemplated by this Agreement.
     (n) Description of Certain Documents; Absence of Existing Defaults and Conflicts. None of the Company, the Guarantors or any of their respective Subsidiaries is (i) in violation of any term or provision of its Organizational Documents or (ii) in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation in this subsection (ii), individually or in the aggregate, would have a Material Adverse Effect.
     (o) Authorization of Agreement. All necessary corporate action has been duly and validly taken by the Company and the Guarantors to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities and Guarantees by the Company and the Guarantors. This Agreement has been duly and validly authorized by all necessary corporate action, executed and delivered by the Company and the Guarantors and constitutes and will constitute legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (p) Possession of Licenses and Permits. The Company, the Guarantors and each of their respective Subsidiaries have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license their assets and properties and conduct their business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company, the Guarantors and each of their respective Subsidiaries have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or the Guarantors thereunder. None of the Company, the Guarantors or any of their respective Subsidiaries has received notice of any reservation or modification of any such Permits or has any reason to believe that any such Permits will not be reserved in the ordinary course, except as would not have a Material Adverse Effect.
     (q) Absence of Labor Dispute. None of the Company, the Guarantors or any of their respective Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or the Guarantors, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company and the Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company and the Guarantors are not aware of any threatened or pending litigation between the Company, the Guarantors or any of their respective Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company, the Guarantors or any of their respective Subsidiaries.
     (r) Environmental Laws. Except as described in the Final Offering Memorandum and the Disclosure Package, (i) each of the Company, the Guarantors and each of their respective Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) none of the Company, the Guarantors or any of their respective Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim if determined adverse to the Company, the Guarantors or any of their respective Subsidiaries could reasonably be expected to have a Material Adverse Effect; (iii) each of the Company, the Guarantors or any of their respective Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where the absence of such permit, license, approval or compliance would not result in a Material Adverse Effect; (iv) to the Company and the Guarantors’ knowledge, no facts currently exist that will require the Company, the Guarantors or any of their respective Subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased or occupied by the Company, the Guarantors or their respective Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law; (vi) none of the Company, the Guarantors or any of their respective Subsidiaries has been named as a “potentially responsible party” under CERCLA; (vii) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company, the Guarantors or any of their respective Subsidiaries (or to the knowledge of the Company or the Guarantors, any of their predecessors or Subsidiaries’ predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, the Guarantors or any of their respective Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company, the Guarantors or any of their respective Subsidiaries under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (viii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or the Guarantors, except for any spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate will all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous substances” and “solid wastes” shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

     In the ordinary course of their business, the Company and the Guarantors periodically review the effect of Environmental Laws on the business, operations and properties of the Company, the Guarantors and their respective Subsidiaries, in the course of which the Company and the Guarantors identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and the Guarantors reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
     (s) Compliance with ERISA. The Company and the Guarantors have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which the Company’s and the Guarantors’ employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 12 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company or Guarantors could have any liability.
     (t) Absence of Manipulation. None of the Company or the Guarantors has taken, or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Offered Securities or any security of the Company to facilitate the sale or resale of any of the Offered Securities.
     (u) Internal Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (v) Compliance with the Sarbanes-Oxley Act of 2002. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no material fraud that involves management or other employees who have a significant role in the Company’s internal controls. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (w) Independent Accountants. Each of (i) KPMG LLP and (ii) Pannell Kerr Forster of Texas, P.C., which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included or incorporated by reference in the Final Offering Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.
     (x) Litigation. There are no legal governmental or regulatory actions, suits, proceedings or investigations to which the Company, the Guarantors or any of their respective Subsidiaries are subject or which is pending or, to the knowledge of the Company or any of the Guarantors, threatened, against the Company, the Guarantors or any of their respective Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities, in each case, that are not disclosed in the Final Offering Memorandum and the Disclosure Package.
     (y) Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Final Offering Memorandum and the Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included or incorporated by reference in the Disclosure Package present fairly in all material respects the information shown therein as of the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Final Offering Memorandum and the Disclosure Package and other financial information.
     (z) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Disclosure Package, except as described therein, (i) there has not been any Material Adverse Effect; (ii) none of the Company, the Guarantors or any of their respective Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Final Offering Memorandum and the Disclosure Package, none of the Company, the Guarantors or their respective Subsidiaries has (A) issued any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business and except for warrants to purchase 48,385 shares of the Company’s common stock issued in connection with land bank transactions, (B) entered into any transaction or incurred any material liability or obligation, direct or contingent, that were not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock, other than with respect to the acquisition of shares of its common stock in connection with payment of taxes required in connection with the exercise of options for the purchase of common stock or the vesting of restricted stock; provided, however, that the foregoing clause (C) shall not apply to transactions solely between the Company and the Guarantors.
     (aa) Investment Company Act. Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of proceeds thereof as described in the Final Offering Memorandum and the Disclosure Package, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).
     (bb) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) as in effect on July 20, 2010 (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 12(a)(v) hereof.
     (cc) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (dd) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (ee) No General Solicitation; No Directed Selling Efforts. Neither the Company, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered and neither the Company nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
     (ff) Foreign Corrupt Practices Act. None of the Company, the Guarantors or any other person associated with or acting on behalf of the Company or the Guarantors including, without limitation, any director, officer, agent or employee of the Company, the Guarantors or their respective Subsidiaries, has, directly or indirectly, while acting on behalf of the Company, any

Guarantor or their respective Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
     (gg) Compliance with Money Laundering Laws. The operations of the Company, the Guarantors and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, and Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.
     (hh) Compliance with OFAC. None of the Company, the Guarantors or any of their respective Subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or Affiliate of the Company or the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any Guarantor will directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ii) Tax Returns. The Company, the Guarantors and their respective subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not have a Material Adverse Effect, which returns are true and correct in all material respects or have received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due, except for such taxes as are being contested in good faith and except as would not result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company, the Guarantors or any of their respective Subsidiaries.
     (jj) Insurance. The Company, the Guarantors and their respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Final Offering Memorandum and the Disclosure Package; all policies of insurance and fidelity or surety bonds insuring the Company, the Guarantors or any of their respective Subsidiaries or the Company’s, the Guarantors’ or their respective Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Guarantors and each of their respective Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and none of the Company or the Guarantors has any reason to believe that the Company, the Guarantors or any of their respective Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost, except as would not have a Material Adverse Effect.
     (kk) Reserve Information. The written engineering reports prepared by (i) Ryder Scott Company, L.P., (ii) Fairchild & Wells, Inc. and (iii) LaRoche Petroleum Consultants, Ltd.

(together, the “Independent Petroleum Engineers”), as of December 31, 2009 setting forth the engineering values attributed to the oil and gas properties of the Company and its Subsidiaries accurately reflect in all material respects the ownership interests of the Company and its Subsidiaries in the properties therein as of December 31, 2009, except as otherwise disclosed in the Final Offering Memorandum and the Disclosure Package. The information furnished by the Company to the Independent Petroleum Engineers for purposes of preparing their reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices; each of the Independent Petroleum Engineers, who prepared estimates of the extent and value of proved oil and natural gas reserves, are independent with respect to the Company.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.052% of the principal amount thereof plus accrued interest from November 2, 2010 to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Memorandum.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank designated in writing by the Company at the office of Baker Botts L.L.P., counsel for the Company, 910 Louisiana Street, Houston, Texas 77002, at 9:00 A.M., (New York time), on November 2, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company agree, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Baker Botts L.L.P. at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D.
     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
     (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member

State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:
     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (f) Each of the Purchasers severally represents and agrees that
     (i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;
     (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
     (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
     5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor jointly and severally agrees with the several Purchasers that:
     (a) Amendments and Supplements to Offering Memoranda. The Company and the Guarantors will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect such amendment or supplement of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum or the Final Offering Memorandum, the Disclosure Package or any Free Writing Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify the Representatives of such event and, if requested by the Representatives, promptly will prepare and furnish, at their own expense, to the Purchasers, an amendment or supplement which will correct such statement or omission.
     (b) Furnishing of Offering Memoranda. The Company and the Guarantors will deliver to, or upon the order of, the Representatives, as many copies of the Final Offering Memorandum in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. For so long as any of the Offered Securities remain outstanding and are “restricted securities” with the meaning of Rule 144(a)(3), at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and reasonable distribution to the Purchasers, such holders or prospective purchasers of all such documents.
     (c) Blue Sky Qualifications. The Company and the Guarantors will cooperate with the Representatives in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided none of the Company or the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or subject itself to taxation as doing business in any jurisdiction or qualify as a dealer of securities in any jurisdiction. The Company and the Guarantors will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Securities.
     (d) Reporting Requirements. The Company covenants and agrees with the several Purchasers that it will file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Final Offering Memorandum and prior to the termination of the offering of the Offered Securities by the Purchasers. So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), the Company is not required to furnish such reports or statements to the Purchasers.
     (e) Transfer Restrictions. During the period of one year after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (f) No Resales by Affiliates. So long as any of the Offered Securities are not freely transferable by persons (other than any affiliate (as defined in Rule 144) of the Company), the

Company will not, and will use its commercially reasonable efforts to cause its affiliates not to, resell any of the Offered Securities or Exchange Securities that have been reacquired by any of them.
     (g) Investment Company. Neither the Company nor the Guarantors shall invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company, the Guarantors or any of their respective Subsidiaries to register as an investment company under the 1940 Act.
     (h) Payment of Expenses. The Company and the Guarantors jointly and severally agree to pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including, without limiting the generality of the foregoing, the following: all fees and expenses of legal counsel to the Company and the Guarantors, accountants’ fees of the Company; any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, the cost of printing and delivering to, or as requested by, the Purchasers copies of the Preliminary Offering Memorandum (including any amendments or supplements thereto), any other documents comprising any part of the Disclosure Package and the Final Offering Memorandum; the preparation, printing, authentication, issuance and delivery of the Offered Securities and Guarantees, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities by the Company and the Guarantors to the Purchasers; the printing (or reproduction) and delivery of this Agreement and all other agreements, including the Indenture and Registration Rights Agreement, or documents approved by the Company and printed (or reproduced) and delivered in connection with the offering of the Offered Securities; the transportation and other expenses of the Company’s and the Guarantors’ officers and employees in connection with presentations to prospective purchasers of the Offered Securities; and all other costs and expenses of the Company and the Guarantors and their representatives incident to the performance by the Company and the Guarantors of their obligations hereunder.
The Company and the Guarantors shall not, however, be required to pay for any of the Purchasers’ expenses (other than those related to qualification under state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied (except Section 7(d) hereof), or by reason of any failure, refusal or inability on the part of the Company or the Guarantors to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms (i) is due to the default or omission of any Purchaser, or (ii) by reason of a termination of this Agreement by the Representatives as a result of any suspension of trading of any securities of the Company by the Nasdaq Stock Market, the Commission or any governmental authority as contemplated by Section 12(a)(iv) hereof arising out of an action or omission of the Company or the Guarantors, then the Company or the Guarantors shall reimburse the several Purchasers for reasonable out-of-pocket expenses reasonably incurred in connection with investigating, marketing and proposing to market the Offered Securities or in contemplation of performing their obligations hereunder; but the Company and the Guarantors shall not in any event be liable to any of the several Purchasers for damages on account of loss of anticipated profits from the sale by them of the Offered Securities.
     (i) Use of Proceeds. The Company shall apply the net proceeds of its sale of the Offered Securities as described under the heading “Use of Proceeds” in the Disclosure Package.
     (j) Absence of Manipulation. None of the Company or the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities.
     (k) Restriction on Sale of Securities. For a period of 60 days after the date of the initial offering of the Offered Securities by the Purchaser, neither the Company nor any Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC; provided that the Company and the Guarantors may file with the Commission one or more universal shelf and/or resale registration statements under the Securities Act. Neither the Company nor any Guarantor will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or Rule 144A or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and each Guarantor each represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
     (b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of a pricing term sheet in the form of Exhibit A hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package.
     7. Conditions of the Obligations of the Purchasers. The obligation of the Purchasers to purchase the Offered Securities on the Closing Date is subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, and to the performance in all material respects by the Company and the Guarantors of their covenants and obligations hereunder and to the following additional conditions:
     (a) Accountants’ Comfort Letter. The Purchasers shall have received, on the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, from each of (i) KPMG LLP and (ii) Pannell Kerr Forster of Texas, P.C. confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to the Purchasers with respect to the financial statements and certain financial and statistical information contained in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Disclosure Package.
     (b) Reserve Engineers’ Comfort Letters. The Purchasers shall have received, on the date hereof and the Closing Date, letters dated the date hereof and the Closing Date, in form and substance satisfactory to the Purchasers, from each of (i) Ryder Scott Company, L.P., (ii) Fairchild & Wells, Inc. and (iii) LaRoche Petroleum Consultants, Ltd, confirming the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company and its Subsidiaries.
     (c) Opinion of Counsel for Company. The Purchasers shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Company and the Guarantors, and an opinion of Gerald A. Morton, as General Counsel of the Company and for the Guarantors, each dated the Closing Date, addressed to the Purchasers in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively.
     (d) Opinion of Counsel for Purchasers. The Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, an opinion dated the Closing Date in such form as the Purchasers reasonably may request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (e) Officers’ Certificate. The Purchasers shall have received on the Closing Date a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer and each Guarantor’s President and Vice President to the effect that, as of the Closing Date, each of them severally represents as follows:
     (i) The representations and warranties of the Company and each Guarantor contained in Section 2 hereof are true and correct as of the Closing Date;
     (ii) They have carefully examined the Preliminary Offering Memorandum, the Final Offering Memorandum and the Disclosure Package and, in their opinion, such Preliminary Offering Memorandum, Final Offering Memorandum and Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement to or an amendment of the Final Offering Memorandum which has not been so set forth in such supplement or amendment; and
     (iii) Since the respective dates as of which information is given in the Disclosure Package, except as disclosed in the certificate, (1) there has not been any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, the Guarantors and their respective Subsidiaries considered as a whole, whether or not arising in the ordinary course of business otherwise than as set forth or contemplated in the Disclosure Package; and (2) none of the Company, the Guarantors or any of their respective Subsidiaries have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect otherwise than as set forth or contemplated in the Disclosure Package.
     (f) Further Certificates and Documents. The Company and the Guarantors shall have furnished to the Purchasers such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.
     If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Purchasers hereunder may be terminated by the Representatives. In such event, the Company, the Guarantors and the Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 5(h) and 8 hereof).

     8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company and the Guarantors, jointly and severally, agree (i) to indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act, Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto, or any Issuer Free Writing Communication or (B) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Preliminary Offering Memorandum or the Final Offering Memorandum, or such amendment or supplement thereto, or any Issuer Free Writing Communication in reliance upon and in conformity with written information furnished to the Company or the Guarantors by the Purchasers through the Representatives specifically for use in the preparation thereof, such information being listed in subsection (b) below; and (ii) to reimburse each Indemnified Party upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Offered Securities, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that such Purchaser was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Purchaser will promptly return all sums that had been advanced pursuant hereto.
     (b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors and each of their respective directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such respective director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto, any Issuer Free Writing Communication or any Offering Participant Free Writing Communication; or (ii) the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any Guarantor or any such respective director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that such Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Preliminary Offering Memorandum or Final Offering Memorandum or any amendment or supplement thereto, any Issuer Free Writing Communication or any Offering Participant Free Writing Communication in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use in the preparation thereof. The Company, the Guarantors and the Purchasers acknowledge and agree that the only information furnished or to be furnished on behalf of each Purchaser to the Company for inclusion in the Preliminary Offering Memorandum and the Final Offering Memorandum consists of the information contained in the third, thirteenth and fourteenth paragraphs and the second sentence of the twelfth paragraph under the caption “Plan of Distribution.”

     (c) Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding, and shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
     It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchasers in the case of parties indemnified pursuant to Section 8(a) and by the Company or the Guarantors in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff (other than a final judgment entered into pursuant to a settlement as to which the indemnifying party did not consent), the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) or (b) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault or culpability to act by or on behalf of an indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were offered exceeds the amount of damages which such Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8(d), each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser, and each director of the Company and the Guarantors, respectively, the officers of the Company and the Guarantors, respectively, and each person, if any, who controls the Company or the Guarantors within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8(d).

     9. Default of Purchasers. If on the Closing Date any Purchaser shall fail to purchase and pay for the portion of the Offered Securities which such Purchaser has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Guarantors), you, as Representatives, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Purchasers, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Offered Securities, as the case may be, which the defaulting Purchaser or Purchasers failed to purchase. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Purchasers to purchase such Offered Securities on such terms. After giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided above, if during such period the Representatives or the Company shall not have procured such other Purchasers, or any others, to purchase the Offered Securities agreed to be purchased by the defaulting Purchaser or Purchasers, then (a) if the aggregate principal amount of Offered Securities with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of all Offered Securities covered hereby, the other Purchasers shall be obligated, severally, in proportion to the respective principal amount of Offered Securities which they are obligated to purchase hereunder, to purchase the Offered Securities which such defaulting Purchaser or Purchasers failed to purchase, or (b) if the aggregate principal amount of Offered Securities with respect to which such default shall occur exceeds 10% of the principal amounts of Offered Securities covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Purchasers or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Purchaser or Purchasers, as set forth in this Section, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives or the Company, may determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. The term “Purchaser” includes any person substituted for a defaulting Purchaser. Any action taken under this Section shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations and warranties of the Company, the Guarantors and the several Purchasers set forth in or made pursuant to this Agreement, and certifications made by certain officers of the Company and the Guarantors pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or faxed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or faxed and confirmed to it at Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, TX 77002, Facsimile: (713) 328-1035, Attention: Gerald A. Morton, General Counsel.
     12. Termination.
     (a) Material Adverse Change. If, subsequent to the execution and delivery of this Agreement, any of the following has occurred: (i) any change or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market and deliver the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The Nasdaq Stock Market, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company or the Guarantors on any exchange or in the over-the-counter market; (v) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) as in effect on July 20, 2010), or any public announcement that any such organization has under surveillance or review with possible negative implications its rating of any debt securities of the Company or any announcement that the Company has been placed on negative outlook; (vi) any banking moratorium declared by any U.S. federal or New York state authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, except as existing with similar severity on the date hereof involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market and deliver the Offered Securities or to enforce contracts for the sale of the Offered Securities, this Agreement may be terminated by the Representatives.
     (b) Costs and Expenses. This Agreement may be terminated by the Representatives as provided in the final paragraph of Section 7 hereof.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, officers, directors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Securities from the Purchasers shall be deemed a successor or assign merely because of such purchase.
     14. Representation of Purchasers. You will act for the several Purchasers in connection with this sale and purchase contemplated hereby, and any action under this Agreement taken by you jointly or by Credit Suisse will be binding upon all the Purchasers.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum or the Final Offering Memorandum, irrespective of whether the Representatives have advised or are advising the Company or the Guarantors on other matters;
     (b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) Absence of Obligation to Disclose. The Company has and the Guarantors have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty pursuant to this Agreement and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.
     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
     18. Entire Agreement. This Agreement, together with all other written agreements of the parties executed on the date hereof in connection with the offering of the Offered Securities, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
     19. Amendment. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours, Carrizo Oil & Gas, Inc.
By:	/s/ Paul F. Boling
Title: Vice President, Chief Financial
Officer, Secretary and Treasurer

Bandelier Pipeline Holding, LLC
By:	/s/ Paul F. Boling
Title: Vice President

Carrizo (Marcellus) LLC
By:	/s/ Paul F. Boling
Title: Vice President

Carrizo (Marcellus) WV LLC
By:	/s/ Paul F. Boling
Title: Vice President

Carrizo Marcellus Holdings, Inc.
By:	/s/ Paul F. Boling
Title: Vice President

CCBM, Inc.
By:	/s/ Paul F. Boling
Title: Vice President

Chama Pipeline Holding LLC
By:	/s/ Paul F. Boling
Title: Vice President

CLLR, Inc.
By:	/s/ Paul F. Boling
Title: Vice President

Hondo Pipeline Inc.
By:	/s/ Paul F. Boling
Title: Vice President

Mescalero Pipeline, LLC
By:	/s/ Paul F. Boling
Title: Vice President

The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

Credit Suisse Securities (USA) LLC
By:	/s/ David S. Alterman
	Name:	David S. Alterman
	Title:	Managing Director

Wells Fargo Securities, LLC
By:	/s/ David Humphreys
	Name:	David Humphreys
	Title:	Managing Director

RBC Capital Markets Corporation
By:	/s/ David Capaldi
	Name:	David Capaldi
	Title:	Managing Director

Acting on behalf of themselves
and as the Representatives of
the several Purchasers

SCHEDULE A

Principal
Amount of
Purchaser	8.625% Senior Notes due 2018
Credit Suisse Securities (USA) LLC	$160,000,000
Wells Fargo Securities, LLC	96,000,000
RBC Capital Markets Corporation	68,000,000
Capital One Southcoast, Inc.	16,553,968
Credit Agricole Securities (USA) Inc.	16,553,968
BBVA Securities Inc.	13,243,372
Mitsubishi UFJ Securities (USA), Inc.	12,746,356
U.S. Bancorp Investments, Inc.	9,932,120
BNP Paribas Securities Corp.	6,970,216
Total	$400,000,000

SCHEDULE B
Issuer Free Writing Communications Included in the Disclosure Package
1.	Final term sheet, dated October 28, 2010, the form of which is attached hereto as Exhibit A.

SCHEDULE C
List of Subsidiaries
Bandelier Pipeline Holding, LLC
CCBM, Inc.
CLLR, Inc.
Carrizo UK North Sea Limited
Carrizo (Marcellus) LLC
Carrizo Marcellus Holding Inc.
Chama Pipeline Holding LLC
Hondo Pipeline, Inc.
Mescalero Pipeline, LLC

Exhibit A
Form of Pricing Term Sheet
High Yield Capital Markets

Issuer:	Carrizo Oil & Gas, Inc.
Security Description:	Senior Notes due 2018
Face:	$400,000,000*
Gross Proceeds:	$397,208,000
Net Proceeds:	$387,708,000
Coupon:	8.625%
Maturity:	October 15, 2018
Offering Price:	99.302%
Yield to Maturity:	8.750%
Spread to Treasury:	650 bps
Benchmark:	3.750% UST due November 15, 2018
Interest Payment Dates:	October 15 and April 15
Record Dates:	October 1 and April 1
Commencing:	April 15, 2011
Equity Clawback:	Redeem until October 15, 2013 at 108.625% for up to 35.0%
Make-Whole:	Callable at make-whole call of T+50 bps prior to October 15, 2014
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

Date	Price

October 15, 2014	104.313%

October 15, 2015	102.875%

October 15, 2016	101.438%

October 15, 2017 and thereafter	100%

Change of Control:	Put at 101%
Trade Date:	October 28, 2010
Settlement Date:	November 2, 2010 (T+3)
CUSIP Numbers:	144A CUSIP: 144577 AB9
144A ISIN: US144577AB97
Regulation S CUSIP: U14535 AA3
Regulation S ISIN: USU14535AA30
Min. Allocation:	$2,000
Increments:	$1,000
Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
RBC Capital Markets Corporation
Senior Co-Managers:	Capital One Southcoast, Inc.
Credit Agricole Securities (USA) Inc.
Co-Managers:	BBVA Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
BNP Paribas Securities Corp.

*	This face amount represents an upsize from the originally announced $325 million face amount. As a result of this upsize and the offering price listed above, in the Capitalization table under “As further adjusted for the tender offer,” borrowings outstanding under the Senior secured revolving credit facility will be $122,391, Total long-term debt will be $588,470, and Total capitalization will be $937,728 (dollars in thousands).
This term sheet to the preliminary offering memorandum dated October 25, 2010 should be read together with the preliminary offering memorandum before making a decision in connection with an investment in the securities. The information in this term sheet supersedes the information in the preliminary offering memorandum to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the preliminary offering memorandum.
This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the preliminary confidential offering memorandum in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Exhibit B-1
Form of Opinion of Baker Botts L.L.P.
1. The Company is a corporation validly existing and in good standing under the laws of the State of Texas. The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and as such business is described in the Preliminary Offering Memorandum, the Disclosure Package and the Final Offering Memorandum.
2. The Company has all requisite corporate power and authority to enter into and perform its obligations under the Agreement and to issue and sell the Initial Notes, and each Guarantor has all requisite corporate or limited liability company power and authority to enter into and perform its obligations under the Agreement and to issue the Initial Guarantee of such Guarantor.
3. The Agreement has been duly authorized and validly executed and delivered by the Company and each Guarantor.
4. The Base Indenture has been duly authorized and validly executed and delivered by the Company, CCBM, Inc., CLLR, Inc. and Hondo Pipeline, Inc. and the Fourth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each Guarantor, and assuming the due authorization, execution and delivery of each of the Base Indenture and the Fourth Supplemental Indenture by the Trustee, each of the Base Indenture and the Fourth Supplemental Indenture constitutes a valid and legally binding obligation of the Company and each Guarantor party thereto, enforceable against the Company and each such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.
5. The Initial Notes have been duly authorized and validly executed and delivered by the Company, and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers under this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.
6. The Initial Guarantee of each Guarantor has been duly authorized and validly executed and delivered by such Guarantor, and when the Initial Notes are authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers under this Agreement, the Initial Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.

7. No registration under the Securities Act of the Offered Securities is required in connection with the sale of the Offered Securities to the Purchasers as contemplated by this Agreement and the Disclosure Package and the Final Memorandum or in connection with the initial resale of the Offered Securities by the Purchasers (it being understood that we do not pass upon any subsequent offer or resale of any Offered Securities), and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) the Offered Securities are sold to the Purchasers, and initially resold by the Purchasers, in accordance with the terms of, and in the manner contemplated by, this Agreement and the Final Memorandum, (ii) the accuracy of the Purchasers’ representations in Section 4 of this Agreement and those of the Company and the Guarantors contained in this Agreement, (iii) the due performance by the Company, the Guarantors and the Purchasers of the agreements set forth in this Agreement and (iv) the Purchasers’ compliance with and the transfer procedures and restrictions described in the Final Memorandum.
8. The Exchange Notes have been duly authorized by the Company; and when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.
9. The Registration Rights Agreement has been duly authorized and validly executed and delivered by the Company and each Guarantor.
10. The Exchange Guarantee of each Guarantor has been duly authorized by such Guarantor; and when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture and the Exchange Guarantee of each Guarantor has been executed and delivered by such Guarantor, the Exchange Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.

11. The execution and delivery by the Company and each Guarantor of this Agreement and the consummation of the transactions provided for herein do not and will not with the passage of time (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under the Organizational Documents of the Company or any Guarantor; (b) to our knowledge, result in any breach or violation of any terms, provisions or conditions of, or constitute a default of or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2009, as filed with the Commission on March 16, 2010, Form 10-Q for the quarter ended March 31, 2010, as filed with the Commission on May 5, 2010, Form 10-Q for the quarter ended June 30, 2010, as filed with the Commission on August 9, 2010 or Form 8-K as filed with the Commission on October 25, 2010 (the “Material Agreements”), except for such contracts for which consents or waivers have been obtained as of the date hereof; or (c) to our knowledge, result in a violation by the Company or any Guarantor of any law, statute, rule or regulation of the United States, the State of Texas or the State of Delaware applicable to the Company and the Guarantors (other than securities laws or anti-fraud laws); which, in the case of either (b) or (c), breach, violation, default or creation of a lien, charge or encumbrance would, singularly or in the aggregate, be reasonably expected to have a material adverse effect on the business and operations of the Company or any Guarantor or on its legal ability to perform its obligations under the Agreement.
12. No consent, approval or authorization of, or filing with, any governmental authority or agency of the United States, the State of Texas or the State of Delaware is required on the part of the Company or any Guarantor as a condition to the Company’s and each Guarantor’s valid execution, delivery and performance of its obligations under this Agreement, or to the offer, sale or issuance of the Initial Notes by the Company and the issuance of the Initial Guarantee of a Guarantor by such Guarantor other than those that have been made or obtained under the Securities Act, the Trust Indenture Act and the Rules and Regulations or as may be required under state securities or “blue sky” laws or by the Nasdaq Stock Market LLC in connection with the sale of the Initial Notes and except for any Form 8-K filing.
13. The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Description of the Notes” insofar as such statements constitute a summary of the terms of the Offered Securities are accurate summaries of the terms of the Offered Securities, in all material respects.
14. The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Material U.S. Federal Income and Estate Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.
15. Neither the Company nor any Guarantor is an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have reviewed the Disclosure Package and the Final Offering Memorandum and have participated in conferences with officers and other representatives of the Company and the Guarantors, with representatives of the Company’s independent registered public accounting firm and independent petroleum engineers and with you and your counsel, at which the contents of the Disclosure Package, the Final Offering Memorandum and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Disclosure Package or the Final Offering Memorandum, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Disclosure Package and the Final Offering Memorandum involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements included in the Disclosure Package and the Final Offering Memorandum (except to the extent stated in paragraphs 13 and 14 above). Subject to the foregoing, and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:
(1) the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(2) the Final Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and other financial, accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom, (b) the summary reserve reports of the Company’s independent petroleum engineers and reserve information included or incorporated by reference therein or omitted therefrom, or (c) the representations and warranties included in the exhibits to the documents incorporated by reference therein.
In connection with our opinion expressed above in paragraph 11, we have reviewed only the Material Agreements and our opinion is limited in all respects to such review.
As to the opinion expressed above in paragraph 1 as to the existence and good standing of the Company, we have relied solely upon certificates issued by the Office of the Secretary of State of Texas and the Office of the Comptroller of the State of Texas.
Our opinion is limited in all respects to matters governed by the Federal laws of the United States, the laws of the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the contract laws of the State of New York, in each case as in effect on the date hereof. The opinions expressed herein are for your benefit and may be relied upon only by you and may not be given or described to any other person without our prior written consent. The opinions given are strictly limited to the matters stated herein and no implied opinions are to be inferred from anything stated herein, and without limiting the generality of the foregoing we express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.
TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS COMMUNICATION IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exhibit B-2
Form of Opinion of Gerald A. Morton,
as General Counsel of the Company and for the Guarantors
          1. Each of Carrizo Marcellus Holding Inc., CCBM, Inc., CLLR, Inc. and Hondo Pipeline, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Bandelier Pipeline Holding, LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Chama Pipeline Holding LLC and Mescalero Pipeline LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Each Guarantor has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Offering Memorandum, the Disclosure Package and the Final Offering Memorandum.
          2. The issuance and sale of the Initial Notes by the Company is not subject to any preemptive or other similar rights of any security holder of the Company or the Guarantors under the Company’s or any Guarantor’s Organizational Documents or, to my knowledge, any agreement. To my knowledge, except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company or any Guarantor pursuant to the Company’s or any Guarantor’s Organizational Documents or any agreements known to me. To my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to any Registration Statement, other than as described in any Registration Statement and the Registration Rights Agreement or as have been waived or satisfied.
          3. To my knowledge, other than as set forth in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum, there is no action, suit or proceeding, in each case pending or threatened against the Company or any Guarantor before any court, administrative agency or governmental authority of the United States, the State of Texas or the State of Delaware which, if adversely determined, would have a material adverse effect on the business and operations of the Company or any Guarantor or on its legal ability to perform its obligations under this Agreement.
          I have participated in conferences with officers and other representatives of the Company and the Guarantors, your representatives, your counsel and representatives of the independent registered public accounting firms and reserve engineering firms of the Company and the Guarantors at which conferences the contents of the Preliminary Offering Memorandum, the Final Offering Memorandum and the Disclosure Package and related matters were discussed and, although I did not independently verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Disclosure Package, I advise you that on the basis of the foregoing, no facts have come to my attention which lead me to believe that (A) the Final Offering Memorandum (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment) on the date thereof includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) the Disclosure Package (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of each of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment) as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          The opinions herein expressed are subject to the following qualifications:
A. The opinions expressed herein are limited to matters governed by the laws of the State of Texas, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States of America. I am only admitted to practice law in the State of Texas.
B. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein and without limiting the generality of the foregoing I express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. The opinions expressed herein are based upon and rely upon the current status of the law in the applicable jurisdiction and in all respects are subject to and may be limited by future legislation as well as by developing case law. The opinions expressed herein are based solely upon applicable laws, statutes, ordinances, rules and regulations and facts, all as in existence on this date, and I express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have upon the opinions expressed herein, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.
C. The opinions expressed herein are legal opinions only and do not constitute a guarantee or warranty of the matters discussed herein.
D. The opinions expressed herein are rendered solely for your benefit in connection with the transactions described above. Except as expressly permitted by me in writing, these opinions may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent in each instance.
E. In the foregoing opinions, phrases such as “to my knowledge,” “known to me” and those with equivalent wording refer to my conscious awareness of information. In my capacity as General Counsel, I have participated in numerous internal company meetings, made inquiries of such individuals as I deemed appropriate and have examined records that I deemed relevant as a basis for the opinions expressed above.